Exhibit 23.01






                CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Temple-Inland Inc. 2003 Stock Incentive Plan of our report dated January 31, 2003, included in the Annual Report (Form 10-K) of Temple-Inland Inc. for the year ended December 28, 2003, filed with the Securities and Exchange Commission, with respect to the consolidated financial statements of Temple-Inland Inc. included therein.

                                   /s/ Ernst & Young LLP

Austin, Texas
May 2, 2003